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Exhibit (p)(2)


                        DAVIS NEW YORK VENTURE FUND, INC
                               DAVIS SERIES, INC.
                      DAVIS TAX-FREE HIGH INCOME FUND, INC.
               DAVIS INTERMEDIATE INVESTMENT GRADE BOND FUND, INC.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Sheldon R. Stein and Arthur Don, and each of them, as the undersigned's attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any post-effective amendments to the registration statement under:

Registrant's Name                   Securities Act of 1933  Investment Company
                                    Registration No.        Act of 1940
                                                            Registration No:

(1)  Davis New York Venture
     Fund, Inc.                     2-29858                 811-1701
(2)  Davis Series, Inc.             2-57209                 811-2679
(3)  Davis Tax-Free High
     Income Fund, Inc.              2-74216                 811-3270
(4)  Davis Intermediate Investment
      Grade Bond Fund               2-266935                811-3007


whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and all other applicable state or federal regulatory authorities. Each of the undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.


/s/ Marsha Williams                                Date: April 13, 1999
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Marsha Williams